UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

[The following presentation regarding Proposal II in Heidrick & Struggle’s Notice of Annual Meeting of Stockholders and Proxy Statement dated April 23, 2007 is being provided by Heidrick & Struggles International, Inc. to certain holders of Heidrick & Struggles common stock.]

Proposal II Overview

Overview
• Current program was approved by shareholders in
1998 and amended in 2000, 2001 and 2002
• Seeking shareholder approval for more shares given:
• No new awards may be granted after June 8, 2008
• As of the record date, there were 619,672 shares
remaining available for future awards
• 2007 Program
• Increase the total number of shares available for
future grants to 2M in total
• Include shareholder friendly provisions

Preliminary ISS Modeling Results
• To meet ISS
standards, Heidrick’s
shareholder value
transfer cannot exceed
the ISS allowable cap
set at 10%
• Heidrick is at 16%
10%
19%
16%
24%
ISS Cap for
HSII
Korn/Ferry (1) HSII - Current HSII - With 2M
Pool
ISS Shareholder Value Transfer Test
(1) Estimate since ISS model is closed
• Heidrick’s GlobalShare Progam Does not Meet ISS Standards²
• Our inability to meet ISS Standards is due to the ISS Peer Group which is too broad and not focused on Human Capital companies
² Note that Heidrick would also need to pass three other tests to meet the overall ISS Standards
(Heidrick meets the pay for performance and repricing tests but does not currently meet the burn rate test)

At Issue:  Definition of Relevant Peer Group
• The Corporate Executive Board
• Gartner Group
• Sotheby’s Holdings, Inc.
• Watson Wyatt
• Resources Connection
• FTI Consulting
• Navigant Consulting
• The Advisory Board
• Korn/Ferry
• CRA International
• Kforce
• Keane
• LECG Corp
• Hudson Highland Group
• Diamond Mgmt & Tech Consultants
• First Consulting Group
ISS Peer Group –
All Commercial Services & Supplies
Companies (20201 GICS Code)
• Includes over 200 companies ranging in size
from $1 million to $27 billion in revenue
• Includes companies in the sub-industry
sectors of Commercial Printing, Diversified
Commercial Services, Employment Services,
Environmental Services & Office Services &
Supplies
• Company examples include:
• Aramark
• R.R. Donnelley & Sons
• Pitney Bowes
• United Stationers
• Brinks Co
• Acco Brands Corp
• Equifax
Unlike Mercer’s Peer Group, the ISS Peer Group is too broad
and not focused on Human Capital related companies
Mercer Peer Group -
16 Human Capital Intensive
Companies

Peer Group Overview- Total Potential Dilution
22%
17%
22%
21%
19%
15%
25th %ile 50th %ile 75th %ile Korn/Ferry Current With New
Plan
Mercer Peer Group- 2006
Heidrick
Heidrick’s total potential dilution (even with the new
share request) is in line with its peers
Total Potential Dilution
• Equal to the total
number of RSUs and
options outstanding
plus shares available
for future grants
divided by the average
number of fully diluted
common shares
outstanding

Other Key Factors
• As a professional services firm, the use of equity is
necessary to attract, motivate and retain the highest
caliber of consultants required to maintain our strong
brand
• In 2005, the company started to pay a portion of
consultants’ bonuses in RSUs in an effort to retain them
and better align their interests with those of our
shareholders
• Top performing employees at all levels were rewarded
with equity in 2006 and 2007

Other Key Factors (continued)
• The Share Repurchase Program has been well received
by our shareholders and accretive although this has
negatively impacted Heidrick’s total dilution levels
• The amended GlobalShare Program contains many
shareholder friendly provisions
• Heidrick will start actively managing its annual equity
usage rate by decreasing it to approximately 3% by
2009